EXHIBIT 5.1

ATTORNEYS AT LAW
11988 El camino real, Suite 400
San Diego, CA 92130
858.847.6700 TEL
858.792.6773 FAX
www.foley.com

July 20, 2021

IIP Operating Partnership, LP

1389 Center Drive, Suite 200

Park City, Utah 84098

Ladies and Gentlemen:

We have acted as securities counsel to Innovative Industrial Properties, Inc., a Maryland corporation (“IIP”), IIP Operating Partnership, LP (the “Operating Partnership”) and the direct and indirect subsidiaries of IIP listed on Annex A attached hereto (the “Subsidiary Guarantors”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Securities Act”) relating to the proposed offer by the Operating Partnership, IIP and the Subsidiary Guarantors to exchange (the “Exchange Offer”) an aggregate principal amount of up to $300,000,000 of the Operating Partnership’s outstanding 5.50% Senior Notes due 2026 (the “Private Notes”) and related guarantees thereof (the “Private Guarantees”) for a like principal amount of the Operating Partnership’s 5.50% Senior Notes due 2026 that are to be registered under the Securities Act pursuant to the Registration Statement (the “Exchange Notes”) and which Exchange Notes are proposed to be guaranteed (the “Exchange Guarantees”) on a senior unsecured basis by IIP and the Subsidiary Guarantors.

The Private Notes and the related Private Guarantees have been, and the Exchange Notes and the related Exchange Guarantees will be, issued pursuant to an Indenture dated as of May 25, 2021 (the “Indenture”), by and among the Operating Partnership, as issuer; IIP and the Subsidiary Guarantors, as guarantors; and GLAS Trust Company, LLC, as trustee. The Operating Partnership, IIP and the Subsidiary Guarantors are proposing the Exchange Offer in accordance with the terms of a (i) a Registration Rights Agreement, dated as of May 25, 2021, by and among the Operating Partnership, IIP, the Subsidiary Guarantors and BTIG, LLC, as representative of the initial purchasers of the Private Notes (the “Registration Rights Agreement”).

As a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Rights Agreement, the Indenture, the form of the Exchange Notes and the Exchange Guarantees, and the Registration Statement. We also have reviewed such corporate or other organizational documents and records of the Operating Partnership, IIP and the Subsidiary Guarantors, such certificates of public officials, and such other materials as we have deemed necessary or appropriate for purposes of expressing the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein. As to various issues of fact, we have relied upon statements and certificates of officers of the Operating Partnership, IIP and the Subsidiary Guarantors without independent verification or investigation. For purposes of the opinions expressed herein regarding the good standing of the Operating Partnership, IIP and the Subsidiary Guarantors, we have relied solely upon good standing certificates of recent dates issued by the Secretary of State of Maryland or Delaware, as applicable.

Boston Brussels CHICAGO Detroit	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Innovative Industrial Properties, Inc.

July 20, 2021

In connection with our examination of documents, we have assumed the genuineness of signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate, true and complete. We have assumed that all documents we have reviewed (i) are the valid and binding obligations of and enforceable against each party thereto; and (ii) have been duly authorized, executed and delivered by each party thereto (provided, however, that we do not make the foregoing assumption with respect to the Operating Partnership, IIP or the Subsidiary Guarantors). We have also assumed that there has been no oral or written modification or amendment to such documents, or waiver of any provision of such documents, by action or omission of the parties or otherwise.

We have assumed that all executed written factual statements, instruments, and other documents that we have relied upon in rendering this opinion letter have been executed by persons with legal capacity to execute such documents. Except as expressly set forth in this opinion letter, we have made no independent investigation or inquiry as to the accuracy or completeness of any representation, warranty, data, certificate or other information, written or oral, made or furnished to us in connection with the transactions contemplated by the Registration Statement.

The opinions expressed herein are limited solely to the Maryland General Corporation Law, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act, and solely with respect to the opinion in paragraph 5, the laws of the State of New York. We do not express any opinion herein concerning any other laws, statutes, ordinances, rules, or regulations. We express no opinion as to compliance with the securities or “blue sky” laws of any jurisdiction. We are not rendering any opinion, and we are not providing any assurance, as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. The opinions expressed herein are subject to the effect of judicial decisions, which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

Innovative Industrial Properties, Inc.

July 20, 2021

Our opinion in paragraph 5 below is also subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (c) the waiver of rights or defenses contained in Sections 4.07, 15.01(e), 15.01(f), 15.01(g) and 15.03(b) of the Indenture (except, with respect to Section 15.03(b) and any other provisions of the Indenture waiving rights or defenses, to the extent such waiver is limited to the fullest extent that the Guarantor may do so under applicable law); (d) any provision requiring the payment of attorneys’ fees, where such payment would be contrary to law or public policy; (e) any provision permitting, upon acceleration of the Exchange Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (f) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (g) the severability, if invalid, of provisions to the foregoing effect.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions, limitations and qualifications stated herein, and in reliance on the statements of fact contained in the documents that we have examined, as of the date hereof, we are of the opinion that:

1.     Each of the Operating Partnership, IIP and the Subsidiary Guarantors is validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable.

2.     Each of the Operating Partnership, IIP and the Subsidiary Guarantors has all requisite corporate, partnership, or limited liability company power, as applicable, and corporate, partnership, or limited liability company authority, as applicable, under the laws of its state of incorporation or formation, to execute, deliver and perform its obligations under the Indenture, the Exchange Notes, and the Exchange Guarantees, in each case to the extent it is a party thereto.

3.     The Indenture (including the Exchange Guarantees proposed to be issued pursuant to the Exchange Offer) has been duly authorized and validly executed and delivered by the Operating Partnership, IIP and the Subsidiary Guarantors, in each case to the extent the Operating Partnership, IIP or the Subsidiary Guarantors are parties thereto.

4.     The Exchange Notes proposed to be issued pursuant to the Exchange Offer have been duly authorized by the Operating Partnership for issuance by the Operating Partnership in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer.

5.     When the Exchange Notes have been duly executed, issued and authenticated in accordance with the terms of the Indenture and delivered in exchange for the Private Notes in the circumstances contemplated by the Registration Statement and the prospectus included therein, the Exchange Notes and the Exchange Guarantees will be legally valid and binding obligations of the Operating Partnership, IIP and the Subsidiary Guarantors, respectively, enforceable against the Operating Partnership, IIP and the Subsidiary Guarantors, respectively, in accordance with their respective terms.

Innovative Industrial Properties, Inc.

July 20, 2021

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the related prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP

Innovative Industrial Properties, Inc.

July 20, 2021

Annex A

Subsidiary Guarantors

Name of Subsidiary Guarantor	State or Other Jurisdiction of Organization
IIP-AZ 1 LLC	Delaware
IIP-AZ 2 LLC	Delaware
IIP-CA 1 LP	Delaware
IIP-CA 2 LP	Delaware
IIP-CA 3 LP	Delaware
IIP-CA 4 LP	Delaware
IIP-CA 5 LP	Delaware
IIP-GP LLC	Delaware
IIP-CO 1 LLC	Delaware
IIP-CO 2 LLC	Delaware
IIP-FL 1 LLC	Delaware
IIP-FL 2 LLC	Delaware
IIP-FL 3 LLC	Delaware
IIP-IL 1 LLC	Delaware
IIP-IL 2 LLC	Delaware
IIP-IL 3 LLC	Delaware
IIP-IL 4 LLC	Delaware
IIP-IL 5 LLC	Delaware
IIP-IL 6 LLC	Delaware
IIP-MA 1 LLC	Delaware
IIP-MA 2 LLC	Delaware
IIP-MA 3 LLC	Delaware
IIP-MA 4 LLC	Delaware
IIP-MA 5 LLC	Delaware
IIP-MA 6 LLC	Delaware
IIP-MA 7 LLC	Delaware
IIP-MD 1 LLC	Delaware

Innovative Industrial Properties, Inc.

July 20, 2021

Name of Subsidiary Guarantor	State or Other Jurisdiction of Organization
IIP-MI 1 LLC	Delaware
IIP-MI 2 LLC	Delaware
IIP-MI 3 LLC	Delaware
IIP-MI 4 LLC	Delaware
IIP-MI 5 LLC	Delaware
IIP-MI 6 LLC	Delaware
IIP-MI 7 LLC	Delaware
IIP-MI 8 LLC	Delaware
IIP-MN 1 LLC	Delaware
IIP-ND 1 LLC	Delaware
IIP-NJ 1 LLC	Delaware
IIP-NJ 2 LLC	Delaware
IIP-NV 1 LLC	Delaware
IIP-NY 1 LLC	Delaware
IIP-NY 2 LLC	Delaware
IIP-OH 1 LLC	Delaware
IIP-OH 2 LLC	Delaware
IIP-OH 3 LLC	Delaware
IIP-OH 4 LLC	Delaware
IIP-PA 1 LLC	Delaware
IIP-PA 2 LLC	Delaware
IIP-PA 3LLC	Delaware
IIP-PA 4 LLC	Delaware
IIP-PA 5 LLC	Delaware
IIP-PA 6 LLC	Delaware
IIP-PA 7 LLC	Delaware
IIP-PA 8 LLC	Delaware
IIP-TX 1 LLC	Delaware
IIP-VA 1 LLC	Delaware
IIP-WA 1 LLC	Delaware